Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Michael D. Step, Chief Executive Officer of Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Ellen Mochizuki, Vice President, Finance of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to their respective knowledge (1) the quarterly report on Form 10-Q of the Company for the three and nine months ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 7, 2016

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer (Principal Executive Officer)

November 7, 2016

By:	/s/ Ellen Mochizuki
Name:	Ellen Mochizuki
Title:	Vice President, Finance (Principal Financial Officer)

These certifications accompanying and being “furnished” with this Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.